UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 25, 2007

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2007, Anworth Mortgage Asset Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Friedman, Billings, Ramsey & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 1,000,000 shares of its 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 (the “Preferred Stock”), in accordance with the terms and conditions set forth in the Underwriting Agreement (the “Preferred Stock Offering”). In addition, the Company granted to the Underwriters an over-allotment option to purchase up to an additional 150,000 shares of Preferred Stock. The Preferred Stock Offering has been registered with the Securities and Exchange Commission (the “Commission”) in a shelf registration statement on Form S-3, Registration Statement No. 333-115392, which was declared effective May 25, 2004. The terms of the Preferred Stock Offering and the Preferred Stock are described in the Company’s Prospectus dated May 11, 2004, as supplemented by a final Prospectus Supplement dated January 25, 2007, filed with the Commission on January 29, 2007, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Company expects that the net proceeds to it from the sale of the Preferred Stock, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $23.5 million ($27.1 million if the underwriters’ over-allotment option is exercised in full).

Copies of the (1) Underwriting Agreement and (2) form of stock certificate evidencing the Preferred Stock, are attached as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

A copy of the pricing press release for the Preferred Stock, publicly released on January 26, 2007, is attached as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2007, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its charter. The Articles Supplementary classified 1,150,000 additional unissued shares of the Company’s preferred stock, par value $.01 per share, as “6.25% Series B Cumulative Convertible Preferred Stock” (the “Preferred Stock”). The 1,150,000 shares of Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary.

A copy of the Articles Supplementary is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description
1.1	Underwriting Agreement dated January 25, 2007 by and among the Company and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named therein.

3.1	Articles Supplementary designating the Company’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share.

4.1	Form of stock certificate evidencing the 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share.

99.1	Press release, dated January 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: January 29, 2007	By:	/s/ Lloyd McAdams
Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description
1.1	Underwriting Agreement dated January 25, 2007 by and among the Company and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named therein.

3.1	Articles Supplementary designating the Company’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share.

4.1	Form of stock certificate evidencing the 6.25% Series B Cumulative Convertible Preferred Stock, par value $.01 per share.

99.1	Press release, dated January 26, 2007.